Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors
American Safety Insurance Holdings, Ltd.

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 13, 2007, relating to the consolidated financial statements, the effectiveness of internal control over financial reporting, and Schedules II, III, and IV of American Safety Insurance Holdings, Ltd. and subsidiaries appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

/s/ BDO Seidman, LLP

Atlanta, Georgia
August 13, 2007